As filed with the Securities and Exchange Commission on June 10, 2024 Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________________________
Freshworks Inc.
(Exact name of registrant as specified in its charter)
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Delaware	33-1218825
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2950 S. Delaware Street, Suite 201
San Mateo, CA 94403
(650) 513-0514
(Address of Principal Executive Offices) (Zip Code)
Freshworks Inc. 2021 Equity Incentive Plan
(Full title of the plan)
Tyler Sloat
Chief Financial Officer
Freshworks Inc.
2950 S. Delaware Street, Suite 201
San Mateo, CA 94403
(650) 513-0514
(Name and address of agent for service) (Telephone number, including area code, of agent for service)
_____________________
Copies to:
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David J. Segre Jon C. Avina Calise Y. Cheng Sepideh Mousakhani Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Pamela Sergeeff Chief Legal Officer and General Counsel Freshworks Inc. 2950 S. Delaware Street, Suite 201 San Mateo, CA 94403 (650) 513-0514
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
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Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE
On June 6, 2024, in accordance with the Agreement and Plan of Merger, dated as of April 30, 2024, by and among Freshworks Inc. (the “Registrant”), Doppler Merger Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of the Registrant, and D42 Parent, Inc. (“Device42”), Merger Sub merged with and into Device42 (the “Merger”) and Device42 survived the Merger and continued as a wholly-owned subsidiary of the Registrant.
In connection with the completion of the Merger, the Registrant assumed the number of shares reserved and available for issuance, but not subject to outstanding awards, under Device42’s 2019 Equity Incentive Plan, as amended (such shares, the “Available Share Reserve”), adjusted to relate to shares of the Registrant’s Class A common stock, par value $0.00001 per share (“Class A Common Stock”), for use under the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”). Additionally, in connection with the completion of the Merger, the Registrant assumed, under the 2021 Plan, a number of shares subject to an option award held by Device42’s founder (the “Assumed Award”), adjusted to relate to shares of Class A Common Stock. The number of assumed shares from the Available Share Reserve and the Assumed Award, as adjusted, is equal to, in the aggregate, 2,551,203 shares of Class A Common Stock (collectively, the “Assumed Shares”). The Assumed Shares may be used for awards to be granted under the 2021 Plan in accordance with, and subject to the limitations of, the exception from shareholder approval for plans or arrangements relating to an acquisition or merger provided by Rule 5635(c)(3) and IM-5635-1 of the Nasdaq Stock Market LLC Rules.
The Registrant is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register the Assumed Shares. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement. These additional shares of Class A Common Stock are securities of the same class as other securities for which the Registration Statements on Form S-8 (the “Prior Forms S-8”) were filed with the Commission on September 22, 2021 (File No. 333-259727), February 23, 2022 (File No. 333-262932), February 23, 2023 (File No. 333-269942) and February 16, 2024 (File No. 333-277155).

PART II
ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:
(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on February 16, 2024.
(b)    The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 filed with the Commission on May 1, 2024.
(c)    The Registrant’s Current Reports on Form 8-K filed with the Commission on February 16, 2024, May 1, 2024 (to the extent filed rather than furnished), May 1, 2024 and June 7, 2024.
(d) The description of the Registrant’s Class A common stock which is contained in a registration statement on Form 8-A filed on September 13, 2021 (File No. 001-40806) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, including Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Commission on February 23, 2022.
(e) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a) and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Pursuant to General Instruction E to Form S-8, the contents of the Prior Forms S-8 are incorporated by reference and a part hereof.

II-1

ITEM 8. EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule/ Form	File Number	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-40806	3.1	September 24, 2021
4.2	Amended and Restated Bylaws of the Registrant.	S-1/A	333-259118	3.4	September 13, 2021
4.3	Form of Class A Common Stock Certificate.	S-1/A	333-259118	4.1	September 13, 2021
5.1*	Opinion of Cooley LLP.
23.1*	Consent of Cooley LLP (included in Exhibit 5.1).
23.2*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
24.1*	Power of Attorney (included on the signature page of this Form S-8).
99.1	Freshworks Inc. 2021 Equity Incentive Plan and forms of agreements thereunder.	S-1/A	333-259118	10.2	September 13, 2021
107*	Filing Fee Table

* Filed herewith.

II-2

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on this 10th day of June, 2024.
FRESHWORKS INC.
By:    /s/ Dennis Woodside
Dennis Woodside
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis Woodside and Tyler Sloat, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dennis Woodside	President and Chief Executive Officer and Director (Principal Executive Officer)	June 10, 2024
Dennis Woodside
/s/ Tyler Sloat	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 10, 2024
Tyler Sloat
/s/ Rathna Girish Mathrubootham	Chairman	June 10, 2024
Rathna Girish Mathrubootham
/s/ Roxanne S. Austin	Director	June 10, 2024
Roxanne S. Austin
/s/ Johanna Flower	Director	June 10, 2024
Johanna Flower
/s/ Sameer Gandhi	Director	June 10, 2024
Sameer Gandhi
/s/ Randy Gottfried	Director	June 10, 2024
Randy Gottfried
/s/ Zachary Nelson	Director	June 10, 2024
Zachary Nelson
/s/ Barry Padgett	Director	June 10, 2024
Barry Padgett
/s/ Frank Pelzer	Director	June 10, 2024
Frank Pelzer
/s/ Jennifer Taylor	Director	June 10, 2024
Jennifer Taylor